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                                                                    EXHIBIT 99.1

BIOTRANSPLANT FILES VOLUNTARY CHAPTER 11 PETITION - COMPANY WILL SEEK TO CONTINUE TO MAXIMIZE VALUE OF ASSETS -

MEDFORD, Mass., Feb 27, 2003 /PRNewswire-FirstCall via COMTEX/ -- BioTransplant Incorporated (Nasdaq: BTRN) today announced that the Company and its wholly-owned subsidiary, Eligix, Inc. have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The filings were made in the U.S. Bankruptcy Court in Boston, Massachusetts.

"While this was a difficult decision for this Company to make, the filings were necessary to preserve and maximize the value of our intellectual property and, in particular, to avoid the potentially devastating effects of the attempted termination by the Catholic University of Louvain of our exclusive license to develop and commercialize BTI-322 and its human analogue, MEDI-507. This decision will allow BioTransplant to continue its efforts to maximize the value of its key assets," commented Donald B. Hawthorne, Chief Executive Officer of BioTransplant. "We intend to continue to seek to resolve the disputes with the Catholic University of Louvain, and under the protection of the Bankruptcy Court, we firmly believe that we will be in an even stronger position to negotiate reasonable terms," stated Mr. Hawthorne.

BioTransplant's key objective remains to enter into attractive partnering and licensing agreements with respect to its key assets while preserving its rights to any potential future royalty income from MEDI-507. The compound is currently in Phase II clinical trials for psoriasis being conducted by BioTransplant's partner MedImmune, Inc. and in the xenotransplantation program being conducted by Immerge Biotherapeutics AG, its joint venture with Novartis. The Company will continue partnering and licensing discussions for the Eligix(TM) HDM Cell Separation System and the AlloMune(TM) System.

Conference Call

BioTransplant will host a conference call on Friday, February 28, 2003 at 8:30 am Eastern time to discuss today's announcement. The conference call may be accessed by dialing 800-915-4836 for domestic callers, and 973-317-5319 for international callers.

A replay of the conference call will be available from 10:30 am Eastern Time on February 28, 2003 through 11:59 PM on March 5, 2003, and may be accessed by dialing 800-428-6051 for domestic callers and 973-709-2089 for international callers. The passcode is 287178.

About BioTransplant

BioTransplant Incorporated, a Delaware corporation located in Medford, Massachusetts, is a life science company whose primary assets are intellectual property rights that it has exclusively licensed to third parties. The Company's strategy is to maximize the potential

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future value of these licensed intellectual property rights. The Company has exclusively licensed siplizumab (MEDI-507), a monoclonal antibody product, to MedImmune, Inc. Siplizumab is in Phase II clinical trials for the treatment of psoriasis. The Company's assets also include the AlloMune System technologies, which are intended to treat a variety of hematologic malignancies and improve outcomes for solid organ transplants, and the Eligix HDM Cell Separation Systems, which use monoclonal antibodies to remove unwanted cells from bone marrow, peripheral blood stem cell and donor leukocyte grafts used in transplant procedures. BioTransplant also has an interest in Immerge BioTherapeutics AG, a joint venture with Novartis, to further develop both companies' individual technology bases in xenotransplantation.

This news release contains forward-looking statements about BioTransplant that involve risks and uncertainties. These include statements regarding the Company's ability to: successfully maximize the value of its key assets, partner or license certain of its core programs, and successfully resolve its disputes with the Catholic University of Louvain. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors. Important factors that could cause future results to differ materially from such forward-looking statements include, but are not limited to: BioTransplant's ability to successfully conclude a financial and operational reorganization of the Company in the Chapter 11 process; its ability to manage its relationships with its creditors, licensors, licensees and other key relationships given the Company's reorganization strategies, BioTransplant's ability to secure partnering or licensing transactions on acceptable terms for its AlloMune System or Eligix Cell Separation Systems; BioTransplant's third party collaborators' and licensees' ability to successfully discover, develop and commercialize products based upon BioTransplant's technologies, obtain and maintain required regulatory approvals in a timely fashion, and overcome other difficulties inherent in developing and commercializing therapeutics, therapeutic devices and therapeutic regimens; and BioTransplant's ability to obtain and enforce the patent protection required for its products. For a detailed discussion of these and other factors, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors That May Affect Results" in BioTransplant's Current Report on Form 10-Q for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission, as well as the other filings that the Company periodically makes with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this news release. BioTransplant disclaims any obligation or intent to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

SOURCE    BioTransplant Incorporated

CONTACT: Donald B. Hawthorne, Chief Executive Officer of BioTransplant Incorporated, +1-781-870-4611, donald.hawthorne@biotransplant.com;
          Lilian Stern of Stern Investor Relations, +1-212-362-1200, lilian@sternir.com, for BioTransplant Incorporated